Exhibit 23.1

Douglas W. Child, CPA Marty D. Van Wagoner, CPA J. Russ Bradshaw, CPA William R. Denney, CPA Russell E. Anderson, CPA Scott L. Farnes

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lightbridge Corporation

We hereby consent to the incorporation by reference of our report dated March 19, 2009, with respect to the financial statements of Lightbridge Corporation (formerly known as Thorium Power, Ltd.) appearing in the Annual Report on Form 10-K of Lightbridge Corporation for the years ended December 31, 2008 and 2007, in the Registration Statement of Lightbridge Corporation on Form S-3/A to be filed on or about November 19, 2009.  We also consent to the use of our name and the references to us included in the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC
CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
November 19, 2009

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King’s Road
North Point, Hong Kong

www.cpaone.net